Exhibit 10.42

ZIPCAR, INC.

Director Nonstatutory Stock Option Agreement

Granted Under 2011 Stock Incentive Plan

1. Grant of Option.

This agreement (this “Agreement”) evidences the grant by Zipcar, Inc., a Delaware corporation (the “Company”), on                  , 20     (the “Grant Date”) to                     , a director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2011 Stock Incentive Plan (the “Plan”), a total of              shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $             per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on                  , 20     (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a) This option will become exercisable (“vest”) as to 2.0833% of the original number of Shares at the end of each successive month following the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, “Vesting Commencement Date” shall mean                  , 20    __.

(b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(c) Notwithstanding anything herein to the contrary, if, on or prior to the first anniversary of the date of the consummation of a Change of Control Event (as defined below), the Participant’s service as a director of the Company (“Director Service”) is terminated without Cause (as defined below) or the Participant resigns from the Board of Directors of the Company (the “Board”) for Good Reason (as defined below), all of the Shares not already vested shall automatically vest and the option shall be exercisable in full upon the effective date of such termination or resignation.

(d) For the purposes of this Agreement, a “Change of Control Event” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of outstanding securities entitled to vote generally in the election of directors of the Company (“Company Voting Securities”) immediately prior to such transaction beneficially own, directly or indirectly, a majority of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such merger or consolidation ), or (ii) the sale of all or substantially all of the properties and assets of the Company to any other corporation or other entity.

(e) For the purposes of this Agreement, “Good Reason” shall mean any action on the part of the Company or a successor in interest not consented to by the Participant in writing (which action shall not have been cured within thirty (30) days following written notice from the Participant to the Board (or the board of directors of the Company’s successor in interest, if applicable) specifying that such action will give rise to a termination of Director Service for Good Reason) having the following effect or effects: (i) a material diminution in the Participant’s responsibilities from and after the Change of Control Event; (ii) a material reduction in the Participant’s compensation from and after the Change of Control Event, other than a reduction comparable to reductions generally applicable to similarly situated directors of the Company; or (iii) the Company’s requiring the Participant’s ongoing and regular services to be performed at a location more than fifty (50) miles from the geographic location at which the Participant was providing services before such requirement; provided, however, that the Participant must give written notice with respect to the proposed Good Reason within 30 days after the action first occurs and that the Participant actually ceases to serve as a director of the Company within 45 days after the Company fails to cure the proposed Good Reason.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, in substantially the form of Notice of Stock Option Exercise attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company or any other entity the directors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s Director Service is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her Director Service by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s Director Service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of Director Service (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination). “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s Director Service shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Transfer Restrictions.

(a) This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b) The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

ZIPCAR, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Stock Incentive Plan.

PARTICIPANT:

Address:

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:

Zipcar, Inc.

25 First Street, 4th Floor

Cambridge, MA 02141

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the Zipcar, Inc. (the “Company”) 2011 Stock Incentive Plan on                      for the purchase of              shares of Common Stock of the Company at a purchase price of $             per share.

I hereby exercise my option to purchase              shares of Common Stock (the “Shares”), for which I have enclosed                      in the amount of $            . Please register my stock certificate as follows:

Name(s) to appear on stock certificate:

Address:

Tax I.D. #:

Very truly yours,

(Signature)